As filed with the Securities and Exchange Commission on July 20, 2000
                                                 Registration No. 333-______
-----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                ------------

                         KNIGHT TRADING GROUP, INC.
           (Exact name of Registrant as specified in its charter)

                                ------------

         Delaware                        6211                  22-3689303
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
    of incorporation           Industrial Classification     Identification
    or organization)                   Code Number)               Number)


                         Newport Tower, 29th Floor
                          525 Washington Boulevard
                       Jersey City, New Jersey 07310
                               (201) 222-9400
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ------------

                          Michael T. Dorsey, Esq.
                 Senior Vice President and General Counsel
                         Knight Trading Group, Inc.
                         Newport Tower, 23rd Floor
                          525 Washington Boulevard
                       Jersey City, New Jersey 07310
                               (201) 222-9400
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ------------

                                  Copy to:
                          Matthew J. Mallow, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                       New York, New York 10036-6522
                               (212) 735-3000

                                ------------


      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                               ---------------

                                CALCULATION OF REGISTRATION FEE
====================================================================================================
Title of each class                             Proposed Maximum    Proposed Maximum      Amount of
of securities to be           Amount to be       Offering Price         Aggregate       Registration
    registered                 Registered         Per Share(1)      Offering Price(1)        Fee
----------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per share    2,500,000 shares        $33.875           $84,687,500       $22,357.50
====================================================================================================

(1) Pursuant to Rule 457(c), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $33.875 per share, the average of the high and low prices of the Class A common stock on the Nasdaq Stock Market on July 17, 2000.

                              ---------------


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED JULY 20, 2000

                         KNIGHT TRADING GROUP, INC.

                              2,500,000 SHARES

                            CLASS A COMMON STOCK


      This prospectus relates to the resale to the public that may be made from time to time by the selling stockholders named in this prospectus of up to 2,500,000 shares of our Class A common stock.

      The selling stockholders will receive all of the proceeds from the sale of the shares. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

      Our Class A common stock is traded on the Nasdaq Stock Market under the symbol "NITE." The last reported sale price of our Class A common stock on the Nasdaq Stock Market on July 17, 2000 was $32.625 per share.

                                ------------

      INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                                ------------

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES
REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ------------

               The date of this Prospectus is July 20, 2000.



      We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after the date.

                             ------------------

                             TABLE OF CONTENTS

                                                                          PAGE


KNIGHT TRADING GROUP, INC....................................................5
RISK FACTORS.................................................................6
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS............................17
USE OF PROCEEDS.............................................................17
SELLING STOCKHOLDERS........................................................17
PLAN OF DISTRIBUTION........................................................18
WHERE YOU CAN FIND MORE INFORMATION.........................................19
INCORPORATION BY REFERENCE..................................................19
LEGAL MATTERS...............................................................20
EXPERTS.....................................................................20




                         KNIGHT TRADING GROUP, INC.

      Knight Trading Group, Inc., through its subsidiaries, engages in market-making and asset management businesses. Knight Securities, L.P. makes markets in over-the-counter equity securities, primarily those traded in The Nasdaq Stock Market and on the OTC bulletin board of the National Association of Securities Dealers, Inc. Knight Capital Markets, Inc. makes markets in New York Stock Exchange-and American Stock Exchange-listed equity securities in the over-the-counter market known as the Nasdaq InterMarket. Knight Financial Products makes markets in options on individual equities, equity indices, fixed income instruments and some commodities in the United States and in Europe. We also operate an asset management business for institutional investors and high net worth individuals through our Deephaven subsidiaries. Knight Securities, Knight Capital Markets and Knight Financial Products LLC are registered as broker-dealers with the Securities and Exchange Commission. Additionally, Knight Securities and Knight Capital Markets are members of the National Association of Securities Dealers, Inc.

      Our principal executive offices are located at Newport Tower, 29th Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310 and our telephone number is (201) 222-9400.


                                RISK FACTORS

      You should consider carefully the following risks before you decide to buy our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us may also adversely impact our business operations. If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

      OUR BUSINESS IS HIGHLY VOLATILE AND OUR QUARTERLY RESULTS MAY FLUCTUATE SIGNIFICANTLY.

      We have experienced a significant increase in our trading volume in the past years since our incorporation. We believe that this increase in trading volume has been due largely to a high level of retail demand for Internet and technology-related securities by on-line investors. This demand has resulted in unprecedented fluctuations and volatility in Internet and technology-related securities. These fluctuations have had a direct impact on our operating results and have, on occasion, caused significant fluctuations in our intra-day profitability. As a result, we have implemented certain operational controls to manage these fluctuations better. However, we cannot assure you that the operational controls we have implemented will manage these fluctuations effectively. We cannot assure you that the volatility in Internet and technology-related securities will not continue. Moreover, the continued volatility in the securities markets, particularly in Internet and technology-related securities, could result in significant trading losses. These losses could have a material adverse effect on our business, financial condition and operating results.

      Our operating results may fluctuate significantly in the future because of a number of other factors, including:

      o changes in the value of our securities positions and our ability to manage related risks;

      o changes in the volume of order flow and our market-making activities;

      o     volatility in the securities markets;

      o     our ability to manage personnel, overhead and other expenses;

      o     changes in payments for order flow;

      o changes in execution fees and clearance fees, which are fees we pay to our clearing brokers;

      o     the addition or loss of sales and trading professionals;

      o     regulatory changes and compliance issues;

      o     the amount and timing of capital expenditures;

      o     costs associated with acquisitions; and

      o     general economic conditions.

      Our expense structure is based on historical expense levels and the levels of demand for our market-making services. If demand for our services declines and we are unable to adjust our cost structure on a timely basis, our business, financial condition and operating results may be materially adversely affected. We have experienced, and may experience in the future, significant variations in our business from season to season. Historically, we have experienced an increase in revenues in the fourth quarter of the year. We believe this is due largely to higher trading volumes in the securities markets at year end. We believe that this seasonal trend will continue for the foreseeable future and that our business, financial condition and operating results may be affected by this trend.

      Due to these factors, period-to-period comparisons of our revenues and operating results are not necessarily meaningful. You should not rely on these comparisons as indicators of our future performance. We also cannot assure you that we will be able to:

      o sustain the rates of revenue growth we have experienced in the past;

      o     improve our operating results; or

      o     sustain our profitability on a quarterly basis.

      In addition, our operating results in future periods may be below the expectations of securities analysts and investors. In that event, the market price of our common stock would be materially and adversely affected.

      WE ARE SUBJECT TO RISKS ASSOCIATED WITH THE SECURITIES INDUSTRY
GENERALLY.

      The securities industry has undergone several fundamental changes as a result of:

      o     the emergence of on-line discount brokers;

      o     the increased prominence of on-line retail investors;

      o     the increased prominence of institutional investors;

      o     consolidation among firms in the securities industry;

      o     new regulations at the federal and state level; and

      o     the increased use of technology.

      These changes have resulted in an increase in the volume of equity securities traded in the U.S. equity markets and a general decrease in the spreads between bid and ask, or buy and sell, prices. We cannot assure you that the spreads market makers receive for execution of trades in equity securities will not continue to decrease in the future. We derive a substantial portion of our revenues from market-making activities relating to Nasdaq securities. In the past, Nasdaq has taken regulatory actions to reduce spreads between bid and ask prices for securities. Based on initiatives taken by the SEC, we anticipate that decimal pricing will commence in certain markets in the fall of 2000. This date is subject to possible delay due to technological constraints in the various market centers. We expect that spreads will decline further when Nasdaq and the various exchanges move to quoting securities in decimals rather than in fractions. If there is any further decline in the spreads that market makers receive in trading equity securities, our business, financial condition and operating results may be materially adversely affected.

      Although we derive most of our revenue from trading in existing securities, our volume of market-making activities also depends on the number and size of new equity offerings. By increasing the number and volume of securities available for trading, new offerings increase the potential for secondary market trading activity. However, the market for equity offerings historically has experienced significant volatility not only in the number and size of equity offerings, but also in the secondary market trading volume and prices of newly-issued securities. The number and size of equity offerings may decline during periods of market uncertainty. This decline might be caused by concerns over inflation, rising interest rates, other economic issues and a reduction in cash flows by mutual funds and other institutional and retail investors into the U.S. equity markets. The recent demand for new equity offerings has been driven in part by mutual funds and other institutional and retail investors. Any reduction in revenues resulting from a decline in the number and size of new equity offerings or the secondary market trading volume for these offerings could have a material adverse effect on our business, financial condition and operating results. Additionally, a decline in cash flows into the U.S. equity markets or a slowdown in investment activity by mutual funds and other institutional and retail investors may have an adverse effect on the securities markets generally and could result in lower revenues from our market-making activities.

      The securities business is also subject to various other risks, including customer default, employees' misconduct, errors and omissions and litigation. Losses associated with these risks could have a material adverse effect on our business, financial condition and operating results.

      WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH.

      Since we commenced operations in 1995, we have experienced significant growth in our business activities and the number of our employees. The growth of our business has placed a significant strain on our management and operations and we expect it to continue to do so in the future. This growth has required and will continue to require us to increase our investment in management personnel, financial and management systems and controls, and facilities. In the absence of continued revenue growth, the costs associated with our expected growth would cause our operating margins to decline from current levels. In addition, as is common in the securities industry, we are and will continue to be highly dependent on the effective and reliable operation of our communications and information systems. In the past, we have experienced occasional difficulties with the performance of our systems during periods of abnormally high volumes of market activity. While we have implemented a number of measures to address these difficulties, we cannot assure you that we will not experience similar difficulties in the future. If we experience similar difficulties in the future, our business, financial condition and operating results could be materially adversely affected.

      We believe that our growth will require implementation of new and improved communications and information systems. In addition, the scope of procedures for assuring compliance with applicable rules and regulations has changed as the size and complexity of our business has increased. In response, we have implemented and continue to revise formal compliance procedures. Our future operating results will depend on our ability to continue:

      o to improve our systems for operations, financial control, and communication and information management;

      o to refine our compliance procedures and enhance our compliance oversight; and

      o     to recruit, train, manage and retain our employee base.

      We cannot assure you that we will be able to manage our growth successfully. Our inability to do so could have a material adverse effect on our business, financial condition and operating results.

      WE DEPEND SUBSTANTIALLY ON OUR MARKET-MAKING ACTIVITIES.

      We derive substantially all of our revenues from market-making activities. We expect our market-making activities to continue to account for substantially all of our revenues for the foreseeable future. Any factor adversely affecting market-making in general, or our market-making activities in particular, could have a material adverse effect on our business, financial condition and operating results. Our future success will depend on:

      o     continued growth in demand for our market-making services;

      o     our ability to respond to regulatory and technological changes;
            and

      o     our ability to respond to customer demands.

      If demand for our market-making services fails to grow, grows more slowly than we currently anticipate, or declines, our business, financial condition and operating results would be materially and adversely affected.

      WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION.

      The securities industry is subject to extensive regulation under both federal and state laws. In addition, the SEC, the NASD, other self-regulatory organizations, commonly referred to as SROs, and state securities commissions require strict compliance with their respective rules and regulations. These regulatory bodies are responsible for safeguarding the integrity of the securities markets and protecting the interests of participants in those markets. As a market maker, we are subject to regulation concerning certain aspects of our business, including:

      o     trade practices;

      o     capital structure;

      o     record retention;

      o     net capital requirements; and

      o     the conduct of our directors, officers and employees.

      Broker-dealers, including Knight Securities, Knight Capital Markets and Knight Financial Products, are required to notify the SEC prior to repaying subordinated borrowings, paying dividends and making loans to their parents, affiliates or employees, or otherwise entering into transactions which, if executed, would result in a reduction of 30.0% or more of their excess net capital (net capital less minimum requirement).

      Failure to comply with any of these laws, rules or regulations could result in adverse consequences. We, and certain of our officers and employees, have, in the past, been subject to claims arising from acts in contravention of these laws, rules and regulations. These claims have resulted in the payment of fines and settlements. We cannot assure you that we and/or our officers and other employees will not, in the future, be subject to similar claims. An adverse ruling against us and/or our officers and other employees could result in us and/or our officers and other employees being required to pay a substantial fine or settlement and could result in suspension or expulsion. This could have a material adverse effect on our business, financial condition and operating results.

      The regulatory environment in which we operate is subject to change. New or revised legislation or regulations imposed by the SEC, other United States or foreign governmental regulatory authorities, SROs or the NASD could have a material adverse effect on our business, financial condition and operating results. Changes in the interpretation or enforcement of existing laws and rules by these governmental authorities, SROs and the NASD could also have a material adverse effect on our business, financial condition and operating results.

      Additional regulation, changes in existing laws and rules, or changes in interpretations or enforcement of existing laws and rules often directly affect securities firms. We cannot predict what effect any such changes might have. Our business, financial condition and operating results may be materially affected by both regulations that are directly applicable to us and regulations of general application. Our level of trading and market-making activities can be affected not only by such legislation or regulations of general applicability, but also by industry-specific legislation or regulations.

      Our business, both directly and indirectly, relies on the Internet and other electronic communications gateways. We intend to expand our use of these gateways. To date, the use of the Internet has been relatively free from regulatory restraints. However, the SEC, SROs and some states are beginning to address the regulatory issues that may arise in connection with the use of the Internet. Accordingly, new regulations or interpretations may be adopted that constrain our and our customers' ability to transact business through the Internet or other electronic communications gateways. Any additional regulation of the use of such gateways could have a material adverse effect on our business, financial condition and operating results.

      WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL EXPANSION.

      We have recently formed and acquired subsidiaries in the United Kingdom and established a joint-venture in Japan in anticipation of expanding our operations internationally. To expand our services in these countries and other foreign countries, we will have to comply with regulations of each country in which we conduct business. We may in the future expand our business to other countries. However, we currently have limited experience in operating our business internationally. The brokerage industry in many foreign countries is heavily regulated. The compliance requirements of these different regulatory jurisdictions may limit our ability to expand internationally. We cannot assure you that we will be successful in obtaining the necessary regulatory approvals for our expansion, or, if approvals are obtained, that we will be able to continue to comply with these regulations. The failure to obtain these approvals or comply with these regulations could have a material adverse effect on our business, financial condition and operating results. In addition, there are other risks inherent in doing business in international markets, including:

      o     unexpected changes in regulatory requirements;

      o     potentially adverse tax consequences;

      o     export restrictions;

      o     tariffs and other trade barriers;

      o     difficulties in staffing and supervising foreign operations;

      o     political instability;

      o     fluctuations in currency exchange rates; and

      o seasonal reductions in business activity during the summer months in Europe.

      Any of the above could have a material adverse effect on the success of our international operations and, consequently, on our business, financial condition and operating results.

      OUR SUCCESS WILL DEPEND ON THE LEVEL OF MARKET ACCEPTANCE OF NEW SERVICES, PRODUCTS AND THE INTERNET.

      We receive substantially all of our order flow through electronic communications gateways, including a variety of computer-to-computer interfaces and the Internet. The market for market-making services that rely on the Internet is rapidly evolving. As a result, the demand for these services is subject to a high level of uncertainty. Our electronic services may involve alternative approaches to market making. Accordingly, substantial marketing and sales efforts may be necessary to educate prospective customers about our electronic services and products.

      We depend on the business we receive from broker-dealers who increasingly rely on the Internet to conduct transactions with their customers. The need for our services and products depends on whether the customers are willing to adopt the Internet as a medium for commerce and communication. We believe that there has been a significant growth in the use of the Internet as a means of trading in securities. However, customer concerns may negatively affect the growth of Internet use for trading activities. The success of the Internet will also depend on the development of necessary infrastructure and complementary services and products, like high speed modems and high speed communication lines. As the number of users and the amount of traffic on the Internet continues to increase, we cannot assure you that the infrastructure needed to support the Internet will be able to meet the demands placed on it.

      In the past, due to the high volume of trading activity, such as in Internet-related securities, many Internet-based broker-dealers have experienced delays in executing customers' transactions. Finally, the success of the Internet will also depend on the ability of Internet users to develop and adopt new standards and protocols to handle increased levels of activity. As a result, we cannot assure you that the number of transactions generated over the Internet will continue to increase. Any reluctance of the clients of our broker-dealer customers to obtain brokerage services over the Internet could have a material adverse effect on our business, financial condition and operating results.

      COUNTERPARTIES MAY FAIL TO PAY US; CLEARING BROKERS MAY NOT PERFORM ADEQUATELY.

      As a market maker of over-the-counter and listed stocks, the majority of our securities transactions are conducted as principal with broker-dealer counterparties located in the United States. We clear our securities transactions through unaffiliated clearing brokers. Our clearing brokers have the right to charge us for losses that result from a counterparty's failure to fulfill its contractual obligations. Our policy is to monitor the credit standing of the counterparties with which we conduct business. However, we cannot assure you any of these counterparties will not default on their obligations. If any do, our business, financial condition and operating results could be materially adversely affected. In addition, at any time, a substantial portion of our assets are held at one or more clearing brokers. Accordingly, we are subject to credit risk with respect to these clearing brokers. As of June 30, 2000, our credit exposures were concentrated with the clearing brokers and our net exposures amounted to $190 million. Additionally, as of June 30, 2000, the clearing brokers held, as custodian, securities owned by us with a market value of $1.4 billion. As a result, we rely on our clearing brokers to discharge adequately their obligations on a timely basis. We are dependent also on the solvency of our clearing brokers. Any failure by our clearing brokers to discharge adequately their obligations on a timely basis or any event adversely affecting our clearing brokers, could have a material adverse effect on our business, financial condition and operating results.

      WE FACE RISKS ASSOCIATED WITH OUR MARKET MAKING AND TRADING
TRANSACTIONS.

      We conduct our market-making activities predominantly as a principal, which subjects our capital to significant risks. These activities involve the purchase, sale or short sale of securities for our own account. These activities are subject to a number of risks, including risks of price fluctuations and rapid changes in the liquidity of markets.

      These risks may limit our ability to either resell securities we purchase or to repurchase securities we sell in these transactions. In addition, we may experience difficulty borrowing securities to make delivery to purchasers to whom we sold short, or lenders from whom we have borrowed. From time to time, we have large position concentrations in securities of a single issuer or issuers engaged in a specific industry. In the past, we experienced large position concentrations with the securities of a number of issuers engaged in business and services related to the Internet. This concentration resulted in higher trading losses than would have occurred if our positions and activities were less concentrated. Moreover, the risks related to large position concentrations in Internet-related securities are particularly significant due to the rapid and extensive fluctuations in the bid and ask prices for these securities, which are compounded by the relatively limited volume of these securities available for trading.

      The success of our market-making activities depends on:

      o     the price volatility of specific securities;

      o     our ability to attract order flow;

      o     the skill of our personnel;

      o     the availability of capital; and

      o     general market conditions.

      To attract order flow, we must be competitive on:

      o     providing enhanced liquidity to our customers;

      o     the speed of our order execution;

      o     payment for order flow;

      o     the sophistication of our trading technology; and

      o     the quality of our customer service.

      In our role as a market maker, we attempt to derive a profit from the difference between the prices at which we buy and sell securities. However, competitive forces often require us to:

      o     match the quotes other market makers display; and

      o     hold varying amounts of securities in inventory.

      By having to maintain inventory positions, we are subjected to a high degree of risk. We cannot assure you that we will be able to manage our inventory risk successfully or that we will not experience significant losses, either of which could materially adversely affect our business, financial condition and operating results.

      WE DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

      Our future success depends on the continued service of key employees, such as Kenneth D. Pasternak, our president and chief executive officer. We have entered into an employment agreement with Mr. Pasternak.

      We also maintain a "key person" life insurance policy on Mr. Pasternak. Competition for key personnel and other highly qualified management, sales, trading, compliance and technical personnel is intense. We cannot assure you that we will be able to retain our key personnel. We cannot assure you that we will be able to attract, assimilate or retain other highly qualified personnel in the future. The loss of the services of any of our key personnel or the inability to identify, hire, train and retain other qualified personnel in the future could have a material adverse effect on our business, financial condition and operating results.

      From time to time, other companies in the securities industry have experienced losses of sales and trading professionals. The level of competition to attract these professionals is intense. We cannot assure you that we ourselves will not lose professionals due to increased competition or other factors in the future. The loss of a sales and trading professional, particularly a senior professional with broad industry expertise, could have a material adverse effect on our business, financial condition and operating results.

      OUR REVENUES MAY BE IMPACTED BY DIMINISHED MARKET ACTIVITY DUE TO ADVERSE ECONOMIC, POLITICAL AND MARKET CONDITIONS.

      The securities business generally is, by its nature, volatile. It is directly affected by numerous national and international factors that are beyond our control, including:

      o     economic, political and market conditions;

      o the availability of short-term and long-term funding and capital;

      o     the level and volatility of interest rates;

      o     legislative and regulatory changes; and

      o     currency values and inflation.

      Any one or more of these factors may contribute to reduced levels of activity in the securities markets generally, which could result in lower revenues from our market-making activities. Any reduction in revenues or any loss resulting from these factors could have a material adverse effect on our business, financial condition and operating results.

      OUR REVENUES MAY DECREASE DUE TO DECLINES IN MARKET VOLUME, PRICES OR LIQUIDITY.

      Our revenues may decrease due to a decline in market volume, prices or liquidity. Declines in the volume of securities transactions and in market liquidity generally result in lower revenues from market-making activities. Lower price levels of securities also may result in reduced trading activity and reduce our revenues from market-making transactions. Lower price levels also can result in losses from declines in the market value of securities held in inventory. Sudden sharp declines in market values of securities can result in:

      o     illiquid markets;

      o     declines in the market values of securities held in inventory;

      o the failure of buyers and sellers of securities to fulfill their settlement obligations; and

      o     increases in claims and litigation.

      Any decline in market volume, price or liquidity or any other of these factors could have a material adverse effect on our business, financial condition and operating results.

      WE DEPEND SIGNIFICANTLY ON A FEW CUSTOMERS.

      Historically, a few customers have accounted for a significant portion of our market-making activities. We expect a significant portion of the future demand for our market-making services to remain concentrated within a limited number of customers. For the year ended December 31, 1999, our three largest customers accounted for, 12%, 11% and 10%, respectively, of our equity trading order flow as measured in share volume. None of these customers are obligated contractually to use our market-making services. Accordingly, these customers may direct their trading activities to other market makers at any time. We cannot assure you that we will be able to retain these or other major customers or they will maintain or increase their demand for our market-making activities. The loss of, or a significant reduction of demand for our services from, any of these customers could have a material adverse effect on our business, financial condition and operating results.

      THIRD PARTIES MAY INFRINGE ON OUR INTELLECTUAL PROPERTY RIGHTS AND LICENSES TO ESSENTIAL INTELLECTUAL PROPERTY MAY NOT BE RENEWED.

      We rely primarily on copyright, trade secret and trademark laws to protect our proprietary technology. Notwithstanding the precautions we have taken to protect our intellectual property rights, it is possible that third parties may copy or otherwise obtain and use our proprietary technology without authorization. It is also possible that third parties may independently develop technologies similar to ours. It may be difficult for us to monitor unauthorized use of our proprietary technology and intellectual property rights. We cannot assure you that the steps we have taken will prevent misappropriation of our technology or intellectual property rights.

      We are heavily dependent on two order entry and execution software systems. One is known as the "Brass System," which we license from Sungard Trading Systems (Automated Securities Clearance, LTD D/B/A) and the other is known as the "Appletree System," which we license from TCAM Systems. Although we have rights to modify the licensed software, Automated Securities Clearance and TCAM Systems own all modifications and enhancements to the licensed software. In addition, Automated Securities Clearance and TCAM Systems can use the modifications and enhancements to the licensed software without our consent. This may have an adverse effect on our competitive position. We rely on Automated Securities Clearance to monitor the daily operation of the Brass System to detect problems with the Brass System's operation. We rely on both licensors to support and maintain the Brass and Appletree Systems. The licenses are terminable if we breach our obligations under the license agreements. So are the licensors' daily operation and support obligations. Our failure to maintain these relationships could have a material adverse effect on our business, financial condition and operating results.

      We also license other software from third parties. These licenses are integral to our business. If any of these relationships were terminated or if any of these third parties were to cease doing business, we would be forced to spend significant time to replace the licensed software. However, we cannot assure you that we would be able to replace these licenses. This could have a material adverse effect on our business, financial condition and operating results. In addition, litigation may be necessary in the future to:

      o     enforce our intellectual property rights;

      o     protect our trade secrets;

      o determine the validity and scope of the proprietary rights of others; or

      o     defend against claims of infringement or invalidity.

      Litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. This could have a material adverse effect on our business, financial condition and operating results. We may in the future receive notices of claims of infringement of other parties' proprietary rights. We cannot assure you that claims for infringement or invalidity will not be asserted or prosecuted against us. These claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources or require us to enter into royalty or licensing agreements. We cannot assure you that these will be available on reasonable terms, if at all. The assertion or prosecution of these claims, whether successful or unsuccessful, could have a material adverse effect on our business, financial condition and operating results.

      OUR FUTURE SUCCESS WILL DEPEND ON OUR RESPONSE TO THE DEMAND FOR NEW SERVICES, PRODUCTS AND TECHNOLOGIES.

      The demand for market-making services, particularly services that rely on electronic communications gateways, is characterized by:

      o     rapid technological change;

      o     changing customer demands;

      o the need to enhance existing or introduce new services and products; and

      o     evolving industry standards.

      New services, products and technologies may render our existing services, products and technologies less competitive. Our future success will depend on our ability to respond to the demand for new services, products and technologies on a timely and cost-effective basis. We cannot assure you that we will be successful in developing, introducing or marketing new services, products and technologies. Our business, financial condition and operating results may be materially adversely affected if we fail to:

      o     respond adequately to technological advancements;

      o     respond to customer requirements; or

      o     develop and introduce new services, products and technologies.

      WE ARE SUBJECT TO INTENSE COMPETITION.

      We derive substantially all of our revenues from market-making activities. The market for these services, particularly market-making services through electronic communications gateways, is rapidly evolving and intensely competitive. We expect competition to continue and intensify in the future. Knight Securities competes primarily with wholesale, national, and regional broker-dealers, as well as electronic communications networks, commonly referred to as ECNs. ECNs are third party trading systems which are typically operated as broker. Knight Capital Markets competes with the NYSE, the AMEX, regional exchanges, Nasdaq InterMarket competitors and ECNs. Knight Financial Products competes with numerous small to mid-size options market-making firms on the exchange floors, as well as with independent traders. Leading financial institutions have also entered the equity options market-making business recently, including by acquiring existing options market-makers. We compete primarily on the basis of execution standards, relationships with our customers and technology.

      A number of our competitors have significantly greater financial, technical, marketing and other resources than we have. Some of them may:

      o     offer a wider range of services and products than we offer;

      o     have greater name recognition; and

      o     have more extensive customer bases.

      These competitors may be able to respond more quickly to new or evolving opportunities and customer requirements. They may also be able to undertake more extensive promotional activities and offer more attractive terms to customers. Recent advancements in computing and communications technology are substantially changing the means by which market-making services are delivered, including more direct access on-line to a wide variety of services and information. This has created demand for more sophisticated levels of customer service. Providing these services may entail considerable cost without an offsetting increase in revenues. In addition, current and potential competitors have established or may establish cooperative relationships or may consolidate to enhance their services and products. New competitors or alliances among competitors may emerge and they may acquire significant market share.

      More recently, ECNs have emerged as an alternative forum to which broker-dealers and institutional investors can direct their limit orders. This allows them to avoid facilitating their trades through market makers. As a result, we may experience a reduction in our flow of limit orders. We cannot assure you that ECNs will not continue to capture a greater amount of limit order flow. A substantial reduction in our limit order flow could have a material adverse effect on our business, financial condition and operating results.

      We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not have a material adverse effect on our business, financial condition and operating results.

      DERIVATIVES TRANSACTIONS INVOLVE GREATER RISK THAN OTHER SECURITIES TRANSACTIONS AND WE MAY EXPERIENCE LOSSES AS A RESULT OF THOSE RISKS.

      Derivatives transactions involve greater risks than transactions in the underlying securities. Since our acquisition of Knight Financial Products, a portion of our activity is in derivatives. Transactions in option or futures contracts may result in losses which are not offset by increases in the value of the underlying portfolio of securities or by declines in the cost of the underlying securities to be acquired. A principal risk in derivatives transactions is the rapid fluctuation in market prices of derivatives contracts. In addition, because of the low initial margin deposits required to establish a derivatives position, derivatives transactions often involve substantial leverage. As a result, a relatively small movement in the price of the contract may result in substantial losses.

      The holder of an option or futures contract can terminate that contract prior to its exercise or expiration only by entering into a closing transaction. This requires a secondary market for the contract on the exchange on which the contract was purchased. There may not be a liquid secondary market for an option or futures contract we hold when we wish to close out our position. If there is not a liquid secondary market for an option or futures contract we hold, we may not be able to close out our position and may have to purchase or sell the underlying security, make or receive a cash settlement or meet ongoing margin requirements.

      WE ARE SUBJECT TO RISKS RELATING TO LITIGATION AND POTENTIAL SECURITIES LAWS LIABILITY.

      Many aspects of our business involve substantial risks of liability. A market maker is exposed to substantial liability under federal and state securities laws, other federal and state laws and court decisions, as well as rules and regulations promulgated by the SEC and the NASD. We are also subject to the risk of litigation and claims that may be without merit. As we intend to defend actively any such litigation, significant legal expenses could be incurred. An adverse resolution of any future lawsuits or claims against us could have a material adverse effect on our business, financial condition and operating results.

      WE DEPEND SIGNIFICANTLY ON OUR COMPUTER AND COMMUNICATIONS SYSTEMS.

      Our market-making activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary trading volumes or other events could cause our computer systems to operate at an unacceptably low speed or even fail. Any significant degradation or failure of our computer systems or any other systems in the trading process could cause customers to suffer delays in trading. These delays could cause substantial losses for customers and could subject us to claims from customers for losses. We cannot assure you that our network protections will work. Our systems may also fail as a result of:

      o     a tornado;

      o     fire or other natural disasters;

      o     power or telecommunications failure;

      o     act of God; or

      o     war.

      Any computer or communications system failure or decrease in computer systems performance that causes interruptions in our operations could have a material adverse effect on our business, financial condition and operating results.

      CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER MAY MAKE A TAKEOVER OF OUR COMPANY DIFFICULT.

      We are organized under the laws of the State of Delaware. Certain provisions of Delaware law may have the effect of delaying or preventing a change in our control. In addition, certain provisions of our certificate of incorporation may have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. Our certificate of incorporation authorizes the board to determine the terms of our unissued series of preferred stock and to fix the number of shares of any series of preferred stock without any vote or action by our stockholders. As a result, the board can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. In addition, the issuance of preferred stock may have the effect of delaying or preventing a change of control, because the rights given to the holders of a series of preferred stock may prohibit a merger, reorganization, sale, liquidation or other extraordinary corporate transaction.

      WE CANNOT PREDICT OUR FUTURE CAPITAL NEEDS OR OUR ABILITY TO SECURE ADDITIONAL FINANCING.

      Our business depends on the availability of adequate funding and regulatory capital under applicable regulatory requirements. Historically, we have satisfied these needs from internally generated funds and from our initial public offering. We currently anticipate that our available cash resources will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least the next 12 months. We may need to raise additional funds to:

      o     increase capital available for inventory positions;

      o     support more rapid expansion;

      o     develop new or enhanced services and products;

      o     respond to competitive pressures;

      o     acquire complementary businesses, products or technologies; or

      o     respond to unanticipated requirements.

      We cannot assure you that additional financing will be available when needed on terms favorable to us.


              INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


                              USE OF PROCEEDS

      All of the shares of our common stock are being sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock.


                            SELLING STOCKHOLDERS

      All of the shares being offered hereby are being offered for the account of the selling stockholders. The selling stockholders consist of the five former members of Arbitrade Holdings LLC (currently, Knight Financial Products LLC), which we acquired pursuant to the Agreement and Plan of Merger between the parties dated November 17, 1999. The selling stockholders may sell the shares being offered hereby at any time or from time to time, in such amounts as the selling stockholders, in their discretion, determine.

      The following table sets forth certain information, as provided by the selling stockholders, with respect to the shares owned by each of the selling stockholders and the number of shares which may be offered for sale pursuant to this prospectus by each of the selling stockholders. This information was accurate as of the date such information was provided to us. The amount set forth may have increased or decreased since the date such information was provided.

      The shares may be offered from time to time by each of the selling stockholders named below. However, the selling stockholders are under no obligation to sell all or any portion of the shares, nor are any of the selling stockholders obligated to sell any shares immediately under this prospectus.

      Since the selling stockholders may sell all or part of their respective shares and such offerings are not being underwritten on a firm commitment basis, no estimate can be given as to the number of shares or percent of ownership that will be held by any selling stockholder upon termination of any offering made hereby.

Name of Selling          Shares Beneficially Owned Before An Offer         Number of
  Stockholder            -----------------------------------------       Shares Being
----------------------                                                 Registered Hereby
                                                 Percent of Total      -----------------
                                                Outstanding Shares
                         Number of Shares      as of July 17, 2000
                         ----------------      -------------------
Deephaven Inc. (1)          3,519,652                 2.88%                  948,652
Gildor Trading Inc.(2)      2,783,825                 2.28%                  662,500
Peter Hajas (3)             2,783,825                 2.28%                  662,500
Merrill Ferguson              131,313                   *                    113,174
Mark Lyons                    131,313                   *                    113,174

 * Less than 1%.

(1) In addition, Mr. Irvin Kessler, the sole stockholder of Deephaven Inc., is the beneficial owner of an aggregate of 1,155,073 additional shares of Class A Common Stock. As a result, Mr. Kessler is the beneficial owner of a total of 4,674,725 shares of Class A Common Stock, representing 3.82% of the total outstanding shares of Class A Common Stock as of July 17, 2000. Mr. Kessler is Chief Executive Officer of Deephaven Capital Management LLC, an indirect wholly owned subsidiary of Knight Trading Group.

(2) Mr. Gildor, the sole stockholder of Gildor Trading Inc., is Chief Executive Officer of Laboratory for Computerized Trading LLC, an indirect wholly owned subsidiary of Knight Trading Group.

(3) Mr. Hajas is Chief Executive Officer of Knight Financial Products LLC and a director of Knight Trading Group.


                            PLAN OF DISTRIBUTION

      We are registering all of the shares being registered pursuant to the registration statement of which this prospectus forms a part on behalf of certain selling stockholders. All of the shares originally were issued by us in connection with our acquisition of Arbitrade Holdings. We will receive no proceeds from this offering. The selling stockholders named in the table above or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus (collectively, the selling stockholders) may sell the shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

      o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

      o an exchange distribution in accordance with the rules of such exchange;

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

      o     in privately negotiated transactions;

      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

      The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into options or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer those shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

      Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principles, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be 'underwriters' within the meaning of Section 2(11) of the Securities Act in connection with the sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be 'underwriters' within the meaning of
Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by selling stockholders.

      The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

      We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. That supplement will disclose:

      o the name of each such selling stockholder and of the participating broker-dealer(s);

      o     the number of shares involved;

      o     the price at which such shares were sold;

      o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

      o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

      o     other facts material to the transaction.

      We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                    WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Exchange Act, and, consequently, are required to file periodic reports and other information with the SEC. Such information can be inspected without charge at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Suite 1400, Northwest, Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a web site (http://www.sec.gov) that contains all information we file electronically with the SEC.

                         INCORPORATION BY REFERENCE

      This prospectus is part of a registration statement we filed with the SEC. The SEC permits us to incorporate by reference: the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below filed by us with the SEC. We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the termination of this offering.

o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

o     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
      2000.

o Our Current Report on Form 8-K, dated January 6, 2000 and filed with the SEC on January 12, 2000, and our Current Report on Form 8-K, dated July 19, 2000 and filed with the SEC on July 20, 2000.

o The description of our common stock which is contained in Amendment No. 2 to our Registration Statement on Form S-1 (333-71559) filed under the Securities Act on February 22, 1999, including any amendment or reports filed for the purpose of updating such description.

      If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to: Secretary, Knight Trading Group, Inc., Newport Tower, 29th Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310.

                               LEGAL MATTERS

      The validity of the securities offered under this registration statement will be passed upon for us by our Senior Vice President and General Counsel, Michael T. Dorsey, Esq.

                                  EXPERTS

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent accountants. These financial statements have been so incorporated in reliance on the report of such independent accountants given on the authority of such firm as experts in auditing and accounting.



                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The expenses to the registrant of the offering are estimated to be as follows:

       Securities and Exchange Commission Registration Fee....... $22,357.50
       Legal fees and expenses................................... $35,000.00
       Miscellaneous.............................................  $5,642.50

         TOTAL................................................... $63,000.00

       The registrant has agreed to pay all of the expenses incident to the registration of the shares. The Company has not agreed to pay out of pocket expenses and legal fees, if any, incurred by the selling stockholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      We, a Delaware corporation, are empowered by Section 145 of the Delaware General Corporation Law (the DGCL), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at the request of us as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of us and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We are required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of us or is or was serving at the request of us as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of
Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

      Article 7 of our Certificate of Incorporation (the Charter) provides that we shall indemnify and hold harmless any person who was, is or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was our director or officer (ii) while our director or officer, is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under
Article 7 of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by us the expenses incurred in defending any such proceeding in advance of its disposition.


ITEM 16. EXHIBITS

EXHIBIT NUMBER     DESCRIPTION

4                  Specimen Common Stock certificate.

5 Opinion of Michael T. Dorsey, Senior Vice President and General Counsel of the Registrant.

23.1               Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Michael T. Dorsey, Senior Vice President and General Counsel of the Registrant (contained in
                   Exhibit 5 hereto).

24                 Powers of Attorney (included in signature page).


ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15
(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 19th day of July, 2000.

                                    Knight Trading Group, Inc.


                                    By  /s/ Kenneth D. Pasternak
                                      --------------------------------
                                      Name:  Kenneth D. Pasternak
                                      Title: Director, President and
                                             Chief Executive Officer



      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth D. Pasternak and Walter F. Raquet, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Knight Trading Group, Inc. and on the date indicated.

        Name                        Title                         Date
        ----                        -----                         ----

/s/  Kenneth D. Pasternak     Director, President and           July 19, 2000
--------------------------    Chief Executive Officer
    Kenneth D. Pasternak


/s/  Robert I. Turner         Director, Executive Vice          July 19, 2000
--------------------------    President and Chief Financial
   Robert I. Turner           Officer (principal financial
                              and accounting officer)


/s/ Walter F. Raquet          Director and Executive Vice       July 19, 2000
--------------------------    President
   Walter F. Raquet


/s/ Robert M. Lazarowitz      Director and Executive Vice       July 19, 2000
--------------------------    President
   Robert M. Lazarowitz


/s/ Anthony M. Sanfilippo     Director and Executive Vice       July 19, 2000
--------------------------    President
   Anthony M. Sanfilippo


/s/ Charles V. Doherty        Director                          July 19, 2000
--------------------------
   Charles V. Doherty


/s/ Gene L. Finn              Director                          July 19, 2000
--------------------------
   Gene L. Finn


/s/ Robert Greifeld           Director                          July 19, 2000
--------------------------
   Robert Greifeld


/s/ Gary R. Griffith          Director                          July 19, 2000
--------------------------
   Gary R. Griffith


/s/ Peter S. Hajas            Director                          July 19, 2000
--------------------------
   Peter S. Hajas


/s/  John G. Hewitt           Director                          July 19, 2000
--------------------------
   John G. Hewitt


/s/ Bruce R. McMaken          Director                          July 19, 2000
--------------------------
   Bruce R. McMaken


/s/ J. Joe Ricketts           Director                          July 19, 2000
--------------------------
   J. Joe Ricketts


/s/ Rodger O. Riney           Director                          July 19, 2000
--------------------------
   Rodger O. Riney


                              Director                          July 19, 2000
--------------------------
   V. Eric Roach




By:  /s/ Kenneth D. Pasternak                                   July 19, 2000
     ---------------------------
     Kenneth D. Pasternak
     As Attorney-in-Fact




                              EXHIBIT INDEX


EXHIBIT NUMBER       DESCRIPTION

  4                  Specimen Common Stock certificate.

  5 Opinion of Michael T. Dorsey, Senior Vice President and General Counsel of the Registrant.

23.1                 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Michael T. Dorsey, Senior Vice President and General Counsel of the Registrant (contained in Exhibit 5 hereto).

24                   Powers of Attorney (included in signature page).